UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements

The independent members of the Company’s Board of Directors, which includes all of the members of the Compensation Committee, met on June 7, 2005 and approved employment agreements for George Feldenkreis and Oscar Feldenkreis, which are attached hereto as Exhibits 10.70 and 10.71, respectively. The employment agreement for Mr. George Feldenkreis is effective as of February 1, 2005, expires in January 2010, and provides for an initial annual salary of $900,000 and eligibility for an annual bonus. George Feldenkreis also shall participate in the Company’s annual incentive compensation plan and receive a bonus thereunder based on a percentage of his base salary if the Company achieves certain goals established by the Company’s Compensation Committee (the “Committee”). George Feldenkreis’ potential bonuses will range from 60%, if the Company achieves the threshold goal, to 100%, if the Company achieves the target goal, to 180%, if the Company achieves the maximum goal.

If the Company terminates Mr. Feldenkreis’ employment without cause or he terminates his employment for good reason, he is entitled to, among other things, a severance payment equal to one year’s salary, all earned incentive compensation awards, a pro rata portion of all performance-based compensation payable in cash and based on non-stock price metrics, a pro rata target bonus, and immediate vesting of all restricted stock, restricted stock units, performance shares, performance units, stock options, stock appreciation rights and other equity based awards. If the Company terminates Mr. Feldenkreis’ employment without cause or he terminates his employment for good reason during the six-month period immediately following the date of a change of control, as defined in the employment agreement, he is entitled to, among other things, a severance payment equal to 300% of his annual salary and target bonus, all earned incentive compensation awards, a pro rata portion of all performance-based compensation payable in cash and based on non-stock price metrics, a pro rata target bonus, and immediate vesting of all restricted stock, restricted stock units, performance shares, performance units, stock options, stock appreciation rights and other equity based awards. In addition, if any payments, entitlements or benefits received by Mr. Feldenkreis under his agreement or otherwise are subject to the excise tax on excess parachute payments, he is entitled to an additional payment to restore him to the after-tax position that he would have been in if the excise tax had not been imposed. Mr. Feldenkreis may not engage in any competitive activity or solicit the Company’s employees for a period of one year following the expiration of his agreement or for a period of two years following his separation from the Company due to a disability, a termination for cause, a termination without cause, a termination for good reason, a termination without good reason, or a termination in connection with a change of control.

The employment agreement for Mr. Oscar Feldenkreis is effective as of February 1, 2005, expires in January 2010, and provides for an annual salary of $800,000 for the first year of the agreement, but not less than $900,000 during the remainder of the term. Oscar Feldenkreis shall also participate in the Company’s annual incentive compensation plan and shall receive a bonus thereunder based on a percentage of his base salary if the Company achieves certain goals established by the Committee. Oscar Feldenkreis’ potential bonuses will range from 60%, if the

Company achieves the threshold goal, to 100%, if the Company achieves the target goal, to 180%, if the Company achieves the maximum goal. If any payments, entitlements or benefits received by Oscar Feldenkreis under his agreement or otherwise are subject to the excise tax on excess parachute payments, he is entitled to an additional payment to restore him to the after-tax position that he would have been in if the excise tax had not been imposed. Mr. Oscar Feldenkreis’ employment agreement contains termination and restrictive covenant provisions similar to those set forth in Mr. George Feldenkreis’ agreement except that if Oscar Feldenkreis is terminated without cause or terminates his agreement for good reason he is entitled to a severance payment equal to two years’ salary.

Compensation Plans

In March 2005, the Company’s Board of Directors adopted the Company’s 2005 Long Term Incentive Compensation Plan (the “Long Term Plan”) and, in April 2005, the Board of Directors adopted the 2005 Management Incentive Compensation Plan (the “Management Plan”), each subject to shareholder approval. On June 7, 2005, the Board of Directors amended the 2005 Long Term Plan with respect to the vesting of “full-value” awards.

On June 7, 2005, at the Company’s annual meeting of shareholders, the shareholders of the Company approved the 2005 Long Term Plan and the 2005 Management Plan. A summary of the terms of each plan was provided in the Company’s proxy statement as filed with the Securities and Exchange Commission on May 3, 2005. A copy of the 2005 Long Term Plan was provided as Annex A and a copy of the 2005 Management Plan was provided as Annex B in such proxy statement. The 2005 Long Term Plan, as amended, and the 2005 Management Plan are attached hereto as Exhibits 10.72 and 10.73, respectively.

Item 8.01 Other Events.

As a result of Mr. Balmuth’s decision not to stand for re-election to the Company’s Board of Directors at the Company’s June 7, 2005 Annual Meeting, a vacancy on the Company’s Audit Committee was created. The Company’s Board of Directors on June 7, 2005 appointed Mr. Gary Dix, an independent director who has served on the Company’s Board of Directors since May 1993, to the Audit Committee.

The Audit Committee is now comprised of three members: Joseph P. Lacher, Chairman of the Committee, Gary Dix and Leonard Miller.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.70	Employment Agreement dated June 7, 2005 between George Feldenkreis and the Company

10.71	Employment Agreement dated June 7, 2005 between Oscar Feldenkreis and the Company

10.72	2005 Long Term Incentive Compensation Plan, as amended

10.73	2005 Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 10, 2005	By:	/s/ Rosemary B. Trudeau
	Name:	Rosemary B. Trudeau
	Title:	VP Finance

EXHIBIT INDEX

Exhibit No.	Description
10.70	Employment Agreement dated June 7, 2005 between George Feldenkreis and the Company

10.71	Employment Agreement dated June 7, 2005 between Oscar Feldenkreis and the Company

10.72	2005 Long Term Incentive Compensation Plan, as amended

10.73	2005 Management Incentive Compensation Plan